                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the Registrant [X]

     Filed by a Party other than the Registrant [ ]

     Check the appropriate box:

     [ ] Preliminary Proxy Statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [X] Definitive Proxy Statement

     [ ] Definitive Additional Materials

     [ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                  VERSAR, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

--------------------------------------------------------------------------------

     (2) Form, schedule or registration no.:

--------------------------------------------------------------------------------

     (3) Filing party:

--------------------------------------------------------------------------------

     (4) Date filed:

--------------------------------------------------------------------------------

                               [VERSAR INC. LOGO]

Dear Stockholder:

     You are cordially invited to attend Versar, Inc.'s Annual Meeting of Stockholders to be held at our offices, 6850 Versar Center, Springfield, Virginia 22151, on Wednesday, December 1, 1999, at 10:00 a.m. local time.

     The matters scheduled for consideration at the meeting are the election of directors and other matters described in the enclosed Proxy Statement. We will also report to you on Versar's condition and performance, and you will have the opportunity to question management on matters that affect the interests of all stockholders.

     You can reach the offices of Versar by car, from either I-395 or I-495. From I-395: exit Edsall Road West to Backlick Road; left (south) on Backlick to Hechinger Drive; left on Hechinger Drive to Versar Center. From I-495: exit Braddock Road East to Backlick Road; right (south) on Backlick to Hechinger Drive; left on Hechinger Drive to Versar Center.

     The stockholders' interest in the affairs of Versar is encouraged and it is important that your shares be represented at the meeting. We hope you will be with us. WHETHER YOU PLAN TO ATTEND OR NOT, PLEASE COMPLETE, SIGN, DATE, AND RETURN THE ENCLOSED PROXY CARD AS SOON AS POSSIBLE IN THE POSTPAID ENVELOPE PROVIDED. Sending in your proxy will not limit your right to vote in person or to attend the meeting, but it will assure your representation if you cannot attend. Your vote is important.

                                          Sincerely yours,

                                      /s/ BENJAMIN M. RAWLS
                                          Benjamin M. Rawls
                                          Chairman and Chief Executive Officer
October 28, 1999

                               [VERSAR INC. LOGO]

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of Versar, Inc.

     The Annual Meeting of Stockholders of Versar, Inc. (the "Company") will be held at the Company's offices, 6850 Versar Center, Springfield, Virginia 22151, on Wednesday, December 1, 1999, at 10:00 A.M. local time for the following purposes:

        1. To elect nine directors to serve until the 2000 Annual Meeting of Stockholders;

        2. To ratify the appointment of Arthur Andersen LLP as independent accountants for fiscal year 2000; and

        3. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Only stockholders of record at the close of business on October 4, 1999, will be entitled to notice of and to vote at the meeting and any adjournments thereof.

     Your attention is directed to the Proxy Statement accompanying this Notice for a more complete statement regarding the matters to be acted upon at the meeting.

                                          By Order of the Board of Directors,

                                          /s/ JAMES C. DOBBS
                                          James C. Dobbs
                                          Secretary
October 28, 1999

                                IMPORTANT NOTICE

                            YOUR PROXY IS IMPORTANT

     WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY AS SOON AS POSSIBLE IN THE POST-PAID ENVELOPE PROVIDED.

                               [VERSAR INC. LOGO]

                                  VERSAR, INC.

          ------------------------------------------------------------

                                PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                                DECEMBER 1, 1999
          ------------------------------------------------------------

                                    GENERAL

     This Proxy Statement and the enclosed proxy card are being mailed on or about October 28, 1999, to stockholders ("Stockholders") of Versar, Inc. ("Versar" or the "Company") in connection with the solicitation by the Board of Directors of the Company of proxies for use at the 1999 Annual Meeting of Stockholders (the "Annual Meeting") and any adjournment or postponement thereof. The Annual Meeting will be held at the Company's offices at 6850 Versar Center, Springfield, Virginia 22151, on December 1, 1999. Any person giving a proxy pursuant to this Proxy Statement may revoke it at any time before it is exercised at the meeting by filing with the Secretary of the Company an instrument revoking it or by delivering to the Company a duly executed proxy bearing a later date. In addition, if the person executing the proxy is present at the Annual Meeting, he or she may revoke such proxy by voting his or her shares in person. Proxies in the form enclosed, if duly signed and received in time for voting, and not revoked, will be voted at the Annual Meeting in accordance with the directions specified therein.

RECORD DATE AND VOTING RIGHTS

     Only holders of record of Versar's common stock, par value $.01 per share ("Common Stock"), at the close of business on October 4, 1999 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting and any adjournment(s) thereof. There were 6,273,407 shares of Common Stock outstanding and entitled to vote as of the Record Date. Each share of Common Stock is entitled to one vote on all matters of business at the meeting.

     The By-laws of the Company require that the holders of a majority of the outstanding shares of the Company's Common Stock entitled to vote at the Annual Meeting be present in person or represented by proxy in order for a quorum to exist for the transaction of business at that meeting. Abstentions and "broker non-votes" (which occur if a broker or other nominee does not have discretionary authority and has not received voting instructions from the beneficial owner with respect to the particular item) are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Assuming that a quorum is present for the Annual Meeting, then those nine nominees for director who receive the highest number of votes cast will be elected. Proposal No. 2 may be approved by the affirmative vote of a majority of the shares present in person or by proxy at the Annual Meeting and entitled to vote thereon. For purposes of Proposal No. 2, abstentions are counted for purposes of calculating shares entitled to vote but are not counted as shares voting and therefore have the effect of a vote against each such proposal. For purposes of Proposal No. 2, broker non-votes are not counted as shares eligible to vote and therefore have no effect. Abstentions and broker non-votes will have no effect on the outcome of the election of directors.

     Any proxy which is returned by a stockholder properly completed and which is not revoked will be voted at the Annual Meeting in the manner specified therein. Unless contrary instructions are given, the persons designated as proxy holders in the accompanying proxy card (or their substitutes) will vote FOR the election of the Board of Directors' nominees, FOR proposal 2 and in the proxy holders' discretion with regard to all other matters. Any unmarked proxies, including those submitted by brokers (other than broker non-votes) or nominees, will be voted in favor of the proposals and the nominees for the Board of Directors, as indicated in the accompanying proxy card.

     The cost of preparing, assembling and mailing all proxy materials will be borne by Versar. In addition to solicitation by mail, solicitations may be made by personal interview, telephone, and telegram by officers and regular employees of the Company or its subsidiaries, acting without additional compensation. It is anticipated that banks, brokerage houses, and other custodians, nominees, and fiduciaries will forward this material to beneficial owners of shares of Common Stock entitled to vote at the Annual Meeting, and such persons will be reimbursed for the out-of-pocket expenses incurred by them in this regard.

     The Annual Report of the Company for fiscal year 1999 (including financial statements), the Notice of Annual Meeting, this Proxy Statement, and the enclosed proxy card were initially mailed in a single envelope to holders of the Common Stock as of the Record Date on or about October 28, 1999.

PRINCIPAL SHAREHOLDERS

     The table below sets forth, as of October 4, 1999, the only persons known by the Company to be the beneficial owners of more than 5% of the outstanding shares of Common Stock.

--------------------------------------------------------------------------------------------------------
                                                               AMOUNT AND NATURE            PERCENT
                                                                 OF BENEFICIAL                OF
           NAME AND ADDRESS OF BENEFICIAL OWNER                    OWNERSHIP            CLASS OF STOCK
--------------------------------------------------------------------------------------------------------
  Dr. Michael Markels, Jr.(1)                                     850,831                    13.6%
     6850 Versar Center
     Springfield, VA 22151
--------------------------------------------------------------------------------------------------------
  Dr. Robert L. Durfee(1)                                         683,585                    10.9%
     6850 Versar Center
     Springfield, VA 22151
--------------------------------------------------------------------------------------------------------
  Versar, Inc., Employee Savings and Stock                       1,059,041                   16.9%
  Ownership Plan(2)
--------------------------------------------------------------------------------------------------------

---------------
(1) For a description of the nature of the beneficial ownership of Drs. Markels and Durfee, see "SECURITY HOLDINGS OF MANAGEMENT". The information with respect to shares of Common Stock held by Drs. Markels and Durfee are based upon filings with the Securities and Exchange Commission.

(2) All of the 1,059,041 shares of Common Stock held by the Employee Savings and Stock Ownership Plan ("ESSOP") are allocated to individual ESSOP participants' accounts and are voted by those participants. The ESSOP Trustees have investment power over all shares of Common Stock held by the ESSOP. The ESSOP Trustees are Michael Markels, Jr., Benjamin M. Rawls and James C. Dobbs. Each disclaims beneficial ownership of the Common Stock held by the ESSOP. The information with respect to shares of Common Stock held by the ESSOP is based upon filings with the Securities and Exchange Commission and a report by the Company's stock transfer agent.

                                 PROPOSAL NO. 1
                             ELECTION OF DIRECTORS

NOMINEES FOR ELECTION

     The Board of Directors of the Company recommends the election of the persons named below who will be nominated to serve as directors of Versar until the fiscal year 2000 Annual Meeting of Stockholders and until their successors have been duly elected and qualified. The persons named in the accompanying proxy will vote for the election of the nominees named below unless authority is withheld. Except for Theodore M. Prociv, each nominee is presently a director of the Company and has served as such for the time indicated opposite his name. If for any reason any of the persons named below should become unavailable to serve, an event that management does not anticipate, proxies will be voted for the remaining nominees and such other person or persons as may be designated by the Board of Directors.

                                     SERVED AS
            NAME                     DIRECTOR                    BUSINESS EXPERIENCE AND AGE
            ----                     ---------                   ---------------------------
Benjamin M. Rawls             1991 to the present      Chairman of the Board of Versar since November
                                                         1993, President and Chief Executive Officer
                                                         of Versar since April 1991; a director of
                                                         Sarnia Corporation ("Sarnia"), the Company's
                                                         former real estate holding company since
                                                         1992. Age 58.
Michael Markels, Jr.          1969 to the present      Chairman of the Board, President and Chief
                                                         Executive Officer of Ocean Farming, Inc.
                                                         since 1995; Co-founder of the Company;
                                                         Chairman Emeritus of the Board of Versar;
                                                         retired former Chairman of the Board of
                                                         Directors from April 1991 to November 1993;
                                                         President, Chief Executive Officer, and
                                                         Chairman of the Board and director from 1969
                                                         to March 1991; a director of Sarnia since
                                                         1982. Age 73.
Robert L. Durfee              1969 to the present      Co-founder of the Company; Executive Vice
                                                         President of the Company since 1986 and
                                                         President of GEOMET Technologies, Inc., a
                                                         subsidiary of the Company since 1991. Age 63.
M. Lee Rice                   1969-1976; 1983 to the   Business consultant since 1986; President of
                              present                    the Shipbuilders Council of America from 1983
                                                         to 1986; President and Chief Executive
                                                         Officer of Ogden Transportation Corporation
                                                         and a director of its parent Ogden
                                                         Corporation from 1972 to 1983; Age 74.
Charles I. Judkins, Jr.       1992 to the present      President and Chief Executive Officer of Sarnia
                                                         since June 1994; business consultant from
                                                         June 1993 to present; retired former Senior
                                                         Vice President of Versar from August 1992 to
                                                         May 1993; Senior Vice President and Chief
                                                         Financial Officer of Versar from July 1991 to
                                                         August 1992; President of GEOMET
                                                         Technologies, Inc., a subsidiary of the
                                                         Company from 1986 to 1991; Age 68.
Thomas J. Shields             1996 to the present      Managing Director of Shields & Company, Inc.,
                                                         an investment banking firm, since 1991; and a
                                                         director of Seaboard Corporation, Clean
                                                         Harbors, Inc., and BJ's Wholesale Club, Inc.
                                                         Age 52.

                                     SERVED AS
            NAME                     DIRECTOR                    BUSINESS EXPERIENCE AND AGE
            ----                     ---------                   ---------------------------
Constantine G. Caras          1997 to the present      Private investor since June 1997; Executive
                                                         Vice President, Chief Administrative Officer
                                                         and Director of Ogden Corporation from July
                                                         1990 to May 1997; a director of OMI Corp. Age
                                                         61.
Pat H. Moore                  1997 to the present      Private investor since 1995; Adjunct Faculty,
                                                         School of Engineering, Rice University since
                                                         1995; Executive Vice President and director
                                                         of Brown & Root, Inc. from 1990 to 1995. Age
                                                         69.
Theodore M. Prociv            new nominee              President of Versar starting November 1999;
                                                         Deputy Assistant Secretary of the Army from
                                                         May 1998 to October 1999; Deputy Assistant to
                                                         the Secretary of Defense from April 1994 to
                                                         April 1998; Corporate Vice President of
                                                         Environmental Business of Science
                                                         Applications International Corporation from
                                                         February 1992 to March 1994. Age 51.

David Gladstone, a director of the Company since November 1997, is not standing for reelection.

COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors of Versar has standing Executive, Audit, Compensation, Nominating and Strategic Planning Committees.

     During fiscal year 1999, the members of the Executive Committee were Mr. Rawls (Chairman), Dr. Durfee, Dr. Markels and Mr. Rice. The primary duty of the Executive Committee is to act in the Board's stead when the Board is not in session, during which time the Committee possesses all the powers of the Board in the management of the business and affairs of the Company, except as otherwise limited by law.

     During fiscal year 1999, the Audit Committee, composed exclusively of directors who were not employees of the Company, consisted of Messrs. Judkins (Chairman), Gladstone, Moore and Rice. This Committee's primary responsibilities are to provide oversight of the Company's accounting and financial controls, review the scope of and procedures to be used in the annual audit, review the financial statements and results of the annual audit, and evaluate the performance of the independent accountants and the Company's financial and accounting personnel.

     The Compensation Committee, the members of which, during fiscal year 1999, were Messrs. Shields (Chairman), Caras, Gladstone and Judkins, reviews and adjusts compensation paid to the President of the Company and all executive officers, and administers the Company's cash bonus and stock option plans.

     The Nominating Committee, the members of which, during fiscal year 1999, were Dr. Durfee (Chairman), Dr. Markels and Mr. Rawls develops criteria for Board membership and proposes Board members who meet the criteria for the annual election of directors. The Committee also identifies potential Board members to fill vacancies which may occur between annual stockholder meetings. Stockholders may submit nominees for the Board of Directors in writing to the Nominating Committee at the Company's Springfield office no later than June 23, 2000 for the 2000 Annual Meeting of Stockholders.

     The Strategic Planning Committee, the members of which are Messrs. Moore (Chairman); Rawls, Shields, Caras and Dr. Durfee provide guidance to management on strategic planning and the direction of the Company.

BOARD AND COMMITTEE MEETINGS

     During fiscal year 1999, the Board of Directors met five times. The Executive Committee met once. The Audit Committee met four times. The Strategic Planning Committee met twice. The Compensation Committee met once. The Nominating Committee did not meet. All directors of the Company attended at least 75% of all meetings of the Board and committees on which they served, except Mr. Gladstone who attended three out of the five Board of Director meetings, and none of the Audit or Compensation Committee meetings. Mr. James A. Skidmore, Jr., who did not stand for election as a director in November 18, 1998, did not attend the two Board of Director meetings in fiscal year 1999 held prior to that date.

DIRECTORS' COMPENSATION AND CERTAIN TRANSACTIONS

     Directors who are not employees of the Company are paid an annual fee of $3,000 plus an attendance fee of $1,000 for each meeting of the Board and of its committees where the director is physically present and $500 for each meeting of the Board or of its Committees attended telephonically. Under the 1996 Stock Option Plan directors may receive options in the discretion of the administrator of the plan, but no formula grants are provided. No options were issued to directors in fiscal year 1999.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Mr. Rawls, an executive officer of Versar, serves on the Board of Directors of Sarnia Corporation. Mr. Judkins, an executive officer of Sarnia Corporation is a member of the Compensation Committee of Versar.

                        SECURITY HOLDINGS OF MANAGEMENT

     The following table sets forth certain information regarding the ownership of Versar's Common Stock by the Company's directors and each executive officer named in the Summary Compensation Table, each nominee for director and the Company's directors and executive officers as a group, as of October 4, 1999.

-----------------------------------------------------------------------------------------
                                                                   SHARES OF COMMON STOCK
                                                                     BENEFICIALLY OWNED
                                                                           AS OF
                    INDIVIDUAL OR GROUP                             OCTOBER 4, 1999 (1)
-----------------------------------------------------------------------------------------
                                                                    NUMBER        PERCENT
-----------------------------------------------------------------------------------------
Michael Markels, Jr.(2)                                              850,831        13.6%
-----------------------------------------------------------------------------------------
Robert L. Durfee(3)                                                  683,585        11.4%
-----------------------------------------------------------------------------------------
Thomas J. Shields                                                          0         *
-----------------------------------------------------------------------------------------
M. Lee Rice                                                            1,500         *
-----------------------------------------------------------------------------------------
Benjamin M. Rawls(5)                                                 285,985         4.5%
-----------------------------------------------------------------------------------------
Charles I. Judkins, Jr.(6)                                            80,844         1.3%
-----------------------------------------------------------------------------------------
David Gladstone                                                            0
-----------------------------------------------------------------------------------------
Constantine Caras                                                      2,000         *
-----------------------------------------------------------------------------------------
Pat H. Moore                                                           1,000         *
-----------------------------------------------------------------------------------------
Theodore M. Prociv                                                         0         *
-----------------------------------------------------------------------------------------
Thomas S. Rooney(7)                                                  180,250         2.9%
-----------------------------------------------------------------------------------------
Lawrence A. White(8)                                                 131,608         2.1%
-----------------------------------------------------------------------------------------
Gayaneh Contos(9)                                                    135,945         2.2%
-----------------------------------------------------------------------------------------
William M. Greenwood(10)                                               2,000         *
-----------------------------------------------------------------------------------------
All directors and executive officers as a group (15
  persons)(11)                                                     2,498,371       39.82%
-----------------------------------------------------------------------------------------

---------------
  *  Less than 1%

 (1) For the purposes of this table, beneficial ownership has been determined in accordance with the provisions of Rule l3d-3 under the Securities Exchange Act of 1934, as amended, under which, in general, a person is deemed to be the beneficial owner of a security if he or she has or shares the power to vote or to direct the voting of the security or the power to dispose or to direct the disposition of the security, or if he or she has the right to acquire beneficial ownership of the security within 60 days of October 4, 1999. With respect to ownership of shares which are held in the ESSOP but allocated to individuals' accounts, the information is current as of October 4, 1999.

 (2) Includes 425,900 shares owned by adult children of Dr. Markels as to which he shares voting and investment power. Includes 700 shares that may be purchased upon the exercise of stock options exercisable within 60 days after October 4, 1999. Dr. Markels is a Trustee of the ESSOP and as such he has shared investment power over 1,059,041 shares and shared voting power over 1,059,041 shares held by the ESSOP, none of which are included in the above table. Dr. Markels disclaims beneficial ownership of the ESSOP shares.

 (3) Includes 34,000 shares owned by adult children of Dr. Durfee as to which he shares voting and investment power. Includes 19,000 shares that may be purchased upon the exercise of stock options exercisable within 60 days after October 4, 1999.

 (4) Includes 10,000 shares that may be purchased upon the exercise of stock options within 60 days after October 4, 1999.

 (5) Includes 217,000 shares that may be purchased upon the exercise of stock options exercisable within 60 days after October 4, 1999. Mr. Rawls is a Trustee of the ESSOP and as such he has shared investment power over 1,059,041 shares and shared voting power over 1.059,041 shares held by the ESSOP, none of which are included in the above table. Mr. Rawls disclaims beneficial ownership of the ESSOP shares.

 (6) Includes 26,200 shares that may be purchased upon the exercise of stock options within 60 days after October 4, 1999.

 (7) Includes 127,500 shares that may be purchased upon the exercise of stock options within 60 days after October 4, 1999.

 (8) Includes 108,000 shares that may be purchased upon the exercise of stock options within 60 days after October 4, 1999.

 (9) Includes 70,600 shares that may be purchased upon the exercise of stock options within 60 days after October 4, 1999.

(10) Includes 2,000 shares that may be purchased upon the exercise of stock options within 60 days after October 4, 1999.

(11) Includes 686,800 shares that may be purchased upon the exercise of stock options within 60 days after October 4, 1999. Excludes 1,059,041 shares held by the ESSOP.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Based upon copies of reports furnished to Versar, the Company believes that all reports required to be filed by persons subject to Section 16 of the Securities Exchange Act of 1934, and the rules and regulations thereunder, have been timely filed.

                             EXECUTIVE COMPENSATION

CASH COMPENSATION

     The following table sets forth information on compensation paid by Versar for services rendered in all capacities during the three fiscal years ended June 30, 1999, to the Company's Chief Executive Officer and the four most highly compensated executive officers of the Company (collectively the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

  ---------------------------------------------------------------------------------------------------------
                                                                                         LONG-TERM
                                              ANNUAL COMPENSATION                      COMPENSATION
                                                                                ---------------------------
                                                                                                     AWARDS
  ---------------------------------------------------------------------------------------------------------
                                                                                 SECURITIES
                                                                 OTHER ANNUAL    UNDERLYING
     NAME, PRINCIPAL POSITION,      SALARY              BONUS    COMPENSATION   OPTIONS/SARS    ALL OTHER
          AND FISCAL YEAR             $                   $          $(1)            #         COMPENSATION
  ---------------------------------------------------------------------------------------------------------
  Benjamin M. Rawls
  Chairman of the Board, President and Chief Executive Officer
  ---------------------------------------------------------------------------------------------------------
  1999                             $240,645                  0         0                0       $10,214(2)
  1998                              268,750            $50,000         0           45,000        10,890(2)
  1997                              259,462(7)               0         0                0         8,465(2)
  ---------------------------------------------------------------------------------------------------------
  Thomas S. Rooney
  Executive Vice President
  ---------------------------------------------------------------------------------------------------------
  1999                             $186,646                  0         0           25,000       $13,447(3)
  1998                              190,902            $25,000         0           35,000        11,266(3)
  1997                              187,025(7)           6,800         0                0        10,627(3)
  ---------------------------------------------------------------------------------------------------------
  Lawrence A. White
  Executive Vice President
  ---------------------------------------------------------------------------------------------------------
  1999                             $180,646                  0         0           10,000       $ 9,547(4)
  1998                              180,333            $10,000         0           10,000         8,315(4)
  1997                              181,721(7)           4,000         0                0         7,633(4)
                                                                                                  8,144(4)
  ---------------------------------------------------------------------------------------------------------
  William Greenwood
  President of The Greenwood Partnership, Ltd.
  ---------------------------------------------------------------------------------------------------------
  1999                             $173,000            $     0         0                0       $ 7,245(5)
  ---------------------------------------------------------------------------------------------------------
  Gayaneh Contos
  Senior Vice President
  ---------------------------------------------------------------------------------------------------------
  1999                             $170,000            $ 8,000         0           10,000       $10,496(6)
  1998                              167,308             10,000         0           13,000        10,226(6)
  1997                              164,307(7)           8,600         0                0         8,479(6)
  ---------------------------------------------------------------------------------------------------------

---------------
(1) No amounts are shown in "Other Annual Compensation" column for fiscal years 1999, 1998 and 1997 because the aggregate amount of any perquisites or other personal benefits for each of the Named Executive Officers did not exceed the lesser of (i) $50,000 or (ii) 10 percent of the combined fiscal year 1997, 1997 or 1996 salary and bonus for the Named Executive Officer and the Company does not pay any other type of compensation that would have to be reported under this column.

(2) The amounts shown in this column for Mr. Rawls are comprised of the following: (i) in 1999 a payment of $4,500 for life insurance premiums on term life insurance, in 1998 a payment of $4,223 for life insurance premiums on term life insurance, and in 1997 a payment of $3,894 for insurance premiums on term life insurance; and, (ii) in 1999 a contribution of $5,714 to the Company's 401(k) Plan on behalf of Mr. Rawls, in 1998 a contribution of $6,667 to the Company's 401(k) Plan on behalf of Mr. Rawls; in 1997 a contribution of $4,571 to the Company's 401(k) Plan on behalf of Mr. Rawls.

(3) The amounts shown in this column for Mr. Rooney are comprised of the following: (i) in 1999 a payment of $8,568 for life insurance premiums on term life insurance, in 1998 a payment of $4,910 for life insurance premiums on term life insurance, and in 1997 a payment of $4,520 for insurance premiums on term life insurance; and (ii) in 1999 a contribution of $4,879 to the Company's 401(k) Plan on behalf of Mr. Rooney in 1998 a contribution of $6,555 to the Company's 401(k) Plan on behalf of Mr. Rooney, in 1997 a contribution of $6,107 to the Company's 401(k) Plan on behalf of Mr. Rooney.

(4) The amounts shown in this column for Mr. White are comprised of the following: (i) in 1999 a payment of $2,880 for insurance premiums on term life insurance, in 1998 a payment of $2,131 for life insurance premiums on term life insurance, in 1997 a payment of $1,794 for insurance premiums on term life insurance; and (ii) in 1999 a contribution of $6,667 to the Company's 401(k) Plan on behalf of Mr. White, in 1998 a contribution of $6,264 to the Company's 401(k) plan on behalf of Mr. White and in 1997 a contribution of $5,839 to the Company's 401(k) Plan on behalf of Mr. White.

(5) The amount shown in this column for Mr. Greenwood reflects a payment of $2,141 for insurance premiums on term life insurance; and a contribution of $5,104 to the Company's 401(k) Plan on behalf of Mr. Greenwood.

(6) The amounts shown in this column for Mrs. Contos are comprised of the following: (i) in 1999 a payment of $4,072 for insurance premiums on term life insurance, in 1998 a payment of $3,996 for life insurance premiums on term life insurance, and in 1997 a payment of $3,937 for insurance premiums on term life insurance, and; (ii) in 1999 a contribution of $6,424 to the Company's 401(k) Plan on behalf of Mrs. Contos, in 1998 a contribution of $6,230 to the Company's 401(k) Plan on behalf of Mrs. Contos, in 1997 a contribution of $4,542 to the Company's 401(K) Plan on the behalf of Mrs. Contos.

(7) The salary for fiscal year 1997 reflects payments for 27 pay periods instead of 26 due to the change in financial reporting by the Company. This change did not have any effect on the total salary received by these individuals for the calendar year 1998.

     The following tables set forth certain information with respect to stock options (i) granted to the Named Executive Officers and (ii) exercised under the Company's 1996 Stock Option Plan during the fiscal year ended June 30, 1999.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

-----------------------------------------------------------------------------------------------------------------
                                                                                                    POTENTIAL
                                                                                                    REALIZED
                                                                                                    VALUE AT
                                                                                                 ASSUMED ANNUAL
                                                                                                 RATES OF STOCK
                                                                                                      PRICE
                                                                                                  APPRECIATION
                                                                                                   FOR OPTION
                                                  INDIVIDUAL GRANTS                                  TERM(4)
                         ----------------------------------------------------------------------------------------
          (a)                   (b)                 (c)               (d)             (e)         (f)       (g)
                             NUMBER OF          % OF TOTAL
                             SECURITIES       OPTIONS GRANTED     EXERCISE OR
                         UNDERLYING OPTIONS   TO EMPLOYEES IN      BASE PRICE      EXPIRATION
         NAME               GRANTED#(1)       FISCAL YEAR(2)    ($ PER SHARE)(3)      DATE       5%($)    10%($)
-----------------------------------------------------------------------------------------------------------------
 Benjamin M. Rawls                  0                 --                --               --          --        --
 ----------------------------------------------------------------------------------------------------------------
 Thomas S. Rooney              25,000               6.9%              1.75          1/25/09     140,297   329,489
 ----------------------------------------------------------------------------------------------------------------
 Lawrence A. White             10,000               2.8%              1.75          1/25/09      56,119   131,795
 ----------------------------------------------------------------------------------------------------------------
 William M. Greenwood               0                 --                --               --          --        --
 ----------------------------------------------------------------------------------------------------------------
 Gayaneh Contos                10,000               2.8%              1.75          1/26/99      56,119   131,795
 ----------------------------------------------------------------------------------------------------------------

---------------
(1) The options were granted for a term of 10 years, 20% of which were vested immediately and 80% of which vest equally over a four year period, subject to earlier termination in certain events related to termination of employment. The 1996 Stock Option Plan includes a change-in-control provision providing for immediate vesting upon the happening of certain events defined as a change-in-control of the Company. The option plan grants the Compensation Committee broad discretion to change or modify the material terms of the option grants.

(2) The total number of options granted to employees for fiscal year 1999 was 362,400.

(3) The exercise price equals the fair market value of the underlying Common Stock on the date of the grant for all options disclosed in this table.

(4) The dollar amounts in these columns are determined using assumed rates of appreciation set by the Securities and Exchange Commission and are not intended to forecast future appreciation, if any, in the market value of the Company's Common Stock. Such amounts are based on the assumptions that the named persons hold the options for their full ten-year term. Actual value of the options will vary in accordance with the market price of the Company's Common Stock.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                      AND FISCAL YEAR-END OPTION/SAR VALUE

  --------------------------------------------------------------------------------------------------------------
              (a)                  (b)         (c)                 (d)                          (e)
                                                          NUMBER OF SECURITIES
                                 SHARES                  UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                               ACQUIRED ON    VALUE        OPTIONS AT 6/30/99               IN-THE-MONEY
                                EXERCISE     REALIZED              (#)                   OPTIONS AT 6/30/99
             NAME                  (#)         ($)      EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE(1)
  --------------------------------------------------------------------------------------------------------------
  Benjamin M. Rawls..........       0           0            275,990/77,000                  $0(2)
  --------------------------------------------------------------------------------------------------------------
  Thomas S. Rooney...........       0           0            127,500/90,000            $24,375/48,750(3)
  --------------------------------------------------------------------------------------------------------------
  Lawrence A. White..........       0           0            102,000/18,000            $41,875/19,500(4)
  --------------------------------------------------------------------------------------------------------------
  Gayaneh Contos.............       0           0             81,200/21,800            $14,623/19,500(5)
  --------------------------------------------------------------------------------------------------------------
  William M. Greenwood.......       0           0               2,000/8,000              $4,875/19,500
  --------------------------------------------------------------------------------------------------------------

---------------
(1) On June 30, 1999, the closing price of the Company's Common stock was $2.4375.

(2) All 345,000 options granted to Mr. Rawls were out-of-the-money which means that the option exercise price for those options exceeded the closing price of the Company's Common Stock on the American Stock Exchange on June 30, 1999.

(3) 188,000 options granted to Mr. Rooney were out-of-the money.

(4) 110,000 options granted to Mr. White were out-of-the money.

(5) 89,000 options granted Mrs. Contos were out-of-the money.

EMPLOYMENT CONTRACTS

     On January 30, 1999, the Company renewed its Employment Agreement with Mr. Rawls for a period of twenty-four months which provides for him to serve as Chairman, President and Chief Executive Officer at a base salary of $275,000 plus any fringe benefits available to executive officers of the Company including any incentive compensation programs which may be in effect. If Mr. Rawls' employment is terminated during the term of the employment agreement, except for voluntary termination or termination for cause, he will be paid 12 months salary, fringe benefits, incentive compensation due and shall be entitled to immediate vesting of all stock options. If there is a change in circumstances (change in title, salary reduction, or change in geographic location) or change in control of the Company (as defined in this agreement), Mr. Rawls could terminate the agreement and will be paid 24 months salary and fringe benefits and shall be entitled to immediate vesting of all stock options.

     On January 30, 1999, the Company renewed its Employment Agreement with Mr. Rooney for a period of twenty-four months which provides for him to serve as Executive Vice President and Chief Operating Officer at a base salary of $175,000 plus any fringe benefits available to executive officers of the Company including any incentive compensation programs which may be in effect. If Mr. Rooney's employment is terminated for any reason during the term of the employment agreement, except for termination for cause or voluntary termination, he will be paid 24 months salary, fringe benefits, incentive compensation due and shall be entitled to immediate vesting of all stock options. If there is a change in circumstances (change in title, salary reduction or change in geographic location) or change in control of the Company (as defined in the agreement), Mr. Rooney could terminate the agreement and will be paid 24 months salary and fringe benefits and shall be entitled to immediate vesting of all stock options.

CHANGE IN CONTROL AGREEMENTS

     On January 30, 1999, the Company entered into Change-in-Control Severance Agreements with Lawrence W. Sinnott, Vice President and Chief Financial Officer and James C. Dobbs, Vice President and General Counsel, for a period of twenty-four months. These agreements provide that if there is a change in circumstances (change in title, salary reduction or change in geographic location) or change in control of the Company (as defined in the Agreement), Messrs. Sinnott or Dobbs could terminate their employment and will receive twenty-four months salary, fringe benefits, and incentive compensation due and shall be entitled to immediate vesting of all stock options.

                            STOCK PERFORMANCE GRAPH

     The following graph and table show a comparison of the cumulative total return since June 30, 1994 on $100 invested in Versar Common Stock, the Standard & Poors 500 Stock Index and a Peer Group consisting of ten companies (EA Engineering, Science and Technology, Inc.; Ecology & Environment, Inc.; EMCON; GZA Environmental Technologies, Inc.; Harding Associates, Incorporated; ICF Kaiser International, Inc.; TRC Companies, Inc.; Roy F. Weston, Inc. and International Technology Corp. and Jacobs Engineering Group, Inc.), and Versar, which in each case includes reinvestment of dividends where applicable.

                 COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
                     AMONG VERSAR, INC., THE S&P 500 INDEX
                                AND A PEER GROUP
[LINE GRAPH]

                                                      VERSAR, INC.                 PEER GROUP                    S&P 500
                                                      ------------                 ----------                    -------
1994                                                     100.00                      100.00                      100.00
1995                                                     102.00                      102.00                      126.00
1996                                                     118.00                      108.00                      159.00
1997                                                     118.00                      102.00                      214.00
1998                                                     122.00                      121.00                      279.00
1999                                                      76.00                      143.00                      342.00

---------------
* $100 Invested on 6/30/94 in stock or index -- including reinvestment of dividends. fiscal year ending June 30.

                      CUMULATIVE SHAREHOLDER'S RETURN TABLE

    -------------------------------------------------------------------------------------------------------
                                        CUMULATIVE SHAREHOLDER'S RETURN
    -------------------------------------------------------------------------------------------------------
                                                           LAST TRADING DATE IN FISCAL YEARS
                                            ---------------------------------------------------------------
                                            1994         1995       1996       1997         1998       1999
    -------------------------------------------------------------------------------------------------------
    Versar, Inc.                            $100(1)      $102       $118       $118         $122        $76
    -------------------------------------------------------------------------------------------------------
    Peer Group                              $100         $102       $108       $102         $121       $143
    -------------------------------------------------------------------------------------------------------
    S&P 500                                 $100         $126       $159       $214         $279       $342
    -------------------------------------------------------------------------------------------------------

---------------
(1) On June 30, 1994, Versar spun-off its real estate subsidiary, Sarnia Corporation (formerly Versar Virginia, Inc.) to Versar's Stockholders on a one to one share basis. Because of its negative equity position after the spin-off Sarnia Common Stock had a zero tax basis.

           REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     The Compensation Committee ("Committee") of the Board of Directors has furnished the following report on executive compensation for fiscal year 1999. The compensation decisions reported below were made in November 1998 based upon the Company's and each executives' performance for fiscal year 1998 which ended June 30, 1998. The Committee provides oversight of all policies under which compensation is paid to the Company's executive officers and stock options are granted. The Committee consists entirely of non-employee directors. This report does not reflect the performance of the Company or its executives for fiscal year 1999 which will be reported in next year's Proxy Statement.

EXECUTIVE COMPENSATION PHILOSOPHIES AND POLICIES

     The Committee's executive compensation policies are designed to provide competitive levels of compensation which integrate pay with performance, recognize individual initiative and achievements and assist the Company in attracting and retaining qualified executives. Target levels of the executive officers' overall compensation are intended to be consistent with others' compensation in the Company's industry for similar executives, but are also weighed toward results that contribute to increases in shareholder value and enhance the Company's long-term performance.

     The Company's executive compensation program includes three components:

(1)  Base salary;
(2)  Annual Bonus (stock or cash); and
(3)  Long-term incentive awards.
 - Base Salary -- ranges of appropriate base salaries are determined by analysis of salary data on positions of comparable responsibility within the environmental services industry. Committee approval of individual salary changes is based upon performance of the executive against the Company's financial and strategic objectives and of the position of the executive in the competitive salary range.
 - Annual Bonus -- bonuses are paid pursuant to an executive incentive bonus plan established each year by the Board of Directors for key employees and managers of the Company and its subsidiaries. Under the bonus plan, an incentive pool is created each fiscal year and is distributed if certain financial goals for the Company are met. The amount of the incentive pool distributed depends on the extent to which the Company's consolidated net income before taxes exceeds targeted amounts as set forth in the bonus pool schedule.
 - Long-Term Incentive Awards -- the purpose of this element of the executive compensation program is to link management pay with the long-term interest of shareholders, rather than only the performance of the Company in a single fiscal year.
     The Committee is currently using incentive stock options from the Company's 1996 Stock Option Plan for key employees and managers. In determining annual stock option grants, the Committee bases its decision on the individual's performance or potential to improve shareholder value.

     In determining executive compensation for fiscal year 1999, the Committee took into account the performance of the Company's stock, the financial performance of the Company and the continued growth of the Company in fiscal year 1998. The performance in fiscal year 1998 was disappointing. The loss of business by the various Science Management Corporation business units, especially the engineering design and construction business in Houston, Texas and the information management business in New Jersey adversely affected the performance of the Company. This required the winding down and sale of the SMC businesses resulting in the write down of goodwill and a significant loss per share.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

     The Committee reviewed Mr. Rawls performance and accomplishments for fiscal year 1998 in setting his compensation for fiscal year 1999. Despite superior performance during difficult times, based upon the performance of the Company as a whole no salary increase or bonus was granted. The Committee agreed to renew Mr. Rawls' Employment Agreement for two years with certain changes recommended by the Company's outside counsel.

COMPENSATION FOR NAMED EXECUTIVE OFFICERS

     The Committee recognized the continued strong performance of the AFCEE and other Air Force Contracts and the Rocky Mountain Region under Thomas S. Rooney's leadership. While no salary increase was approved, the Committee granted Mr. Rooney 25,000 incentive stock options. The Committee also agreed to renew Mr. Rooney's Employment Agreement for two years with certain changes recommended by the Company's outside counsel.

     Despite the Company's difficulties, new orders of $58 million were strong. The Committee observed that this accomplishment laid the groundwork for the future. Lawrence A. White's efforts had increased the Company's backlog. While no salary increase was approved, the Committee granted Mr. White 10,000 incentive stock options.

     The Committee agreed that Mrs. Contos was a strong technical and financial unit manager, especially with respect to financial controls. The units reporting to Mrs. Contos, ESG, ESM and Atlantic, were successful in fiscal year 1998. While no salary increase was approved, the Committee granted Mrs. Contos 13,000 incentive stock options.

COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

Thomas J. Shields, Chairman
Constantine Caras
David Gladstone
Charles I. Judkins, Jr.

                                 PROPOSAL NO. 2
                           APPOINTMENT OF ACCOUNTANTS

     The Board of Directors considers it desirable that its appointment of the firm of Arthur Andersen LLP ("Arthur Andersen") as independent accountants of the Company for fiscal year 2000 be ratified by the Stockholders. Arthur Andersen served as the Company's independent accountant in fiscal years 1996 through 1999. Representatives of Arthur Andersen will be present at the Annual Meeting, will be given an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions from the Stockholders.

     The Board of Directors recommends a vote "FOR" this proposal and the enclosed proxy will be so voted unless the proxy specifically indicates otherwise.

                              2000 ANNUAL MEETING

     It is presently contemplated that the 2000 Annual Meeting of Stockholders will be held on or about November 15, 2000. In order for any appropriate stockholder proposal to be considered for inclusion in the proxy materials for the 2000 Annual Meeting of Stockholders, it must be received by the Secretary of the Company no later than June 31, 2000, by certified mail, return receipt requested.

                                 OTHER MATTERS

     As of the date of this Proxy Statement, management of the Company has no knowledge of any matters to be presented for consideration at the Annual Meeting other than those referred to above. If any other matters properly come before the Annual Meeting, the persons named in the accompanying proxy intend to vote such proxy, to the extent entitled, in accordance with their best judgment.

                                          By Order of the Board of Directors,

                                          /s/ JAMES C. DOBBS
                                          James C. Dobbs
                                          Secretary
October 28, 1999

                                 VERSAR, INC.

                 PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD DECEMBER 1, 1999

                SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


     The undersigned hereby authorizes Michael Markels, Jr., Benjamin M. Rawls and Robert L. Durfee, and each of them individually, with power of substitution, to vote and otherwise represent all of the shares of Common Stock of Versar, Inc. (the "Company"), held of record by the undersigned, at the Annual Meeting of Stockholders of the Company to be held at the Company's offices, 6850 Versar Center, Springfield, Virginia, on Wednesday, December 1, 1999 at 10:00 a.m. local time, and any adjournment(s) thereof, as indicated on the reverse side hereof.

     The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement dated, in each case, October 28, 1999. All other proxies heretofore given by the undersigned to vote shares of the Company's Common Stock are expressly revoked.

     THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DESCRIBED ON THE REVERSE HEREOF BY THE STOCKHOLDER. IF NOT OTHERWISE DIRECTED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES FOR DIRECTORS LISTED IN PROPOSAL 1 AND FOR PROPOSALS REFERRED TO IN ITEMS 2 AND 3 ON THE REVERSE SIDE.

(Continued, and to be signed and dated on the reverse side)

                                        VERSAR, INC.
                                        P.O. BOX 11078
                                        NEW YORK, N.Y. 10203-0078

(1) Election of Directors      VOTE FOR all nominees  [X]      WITHHOLD authority to vote      [X]     EXCEPTIONS*  [X]
                               listed below.                    for all nominees listed below.

  Nominees: Benjamin M. Rawls, Michael Markels, Jr., Robert L. Durfee,
            M. Lee Rice, Charles I. Judkins, Jr., Thomas J. Shields, Constantine G. Caras, Theodore M. Prociv and Pat H. Moore.

  (INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK THE "EXCEPTIONS" BOX AND WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW).

  *Exception
             ------------------------------------------------------------------

(2) Ratification of the appointment of Arthur Andersen LLP as independent accountants for fiscal year 2000.

    FOR  [X]                AGAINST  [X]               ABSTAIN  [X]

(3) In their discretion upon such other matters as may properly come before the meeting or any adjournment(s) thereof and upon matters incident to the conduct of the meeting.


                                                 Change of Address and  [X]
                                                 or Comments Mark Here

                                            Please sign exactly as your name
                                            appears herein. If you are signing
                                            for the stockholder, please sign
                                            the stockholder's name, your name
                                            and state the capacity in which you
                                            are signing.

                                            Date: ______________________, 1999

                                            ----------------------------------

                                            ----------------------------------
                                                        (Signature)

                                            PLEASE INDICATE VOTES      [ ]
                                            (X) IN BLACK OR BLUE INK.

PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE.